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                                   FORM OF WARRANT


THE SECURITIES EVIDENCED HEREBY WERE ISSUED WITHOUT REGISTRATION PURSUANT TO
SECTION 4(2) OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE SECURITIES EVIDENCED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT. THE ISSUER MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                                       WARRANT

       THIS WARRANT ("WARRANT"), dated __________, 1999, is issued by FULL POWER GROUP, INC., a Florida corporation (the "COMPANY"), to _________________________ (together with any other registered holder of this Warrant, the "HOLDER").

       WHEREAS, in that certain Asset Purchase Agreement, of even date herewith, between the Company and the Holder (as amended from time to time, the "PURCHASE AGREEMENT," the terms and conditions of which are incorporated herein by reference), the Company agreed to issue, and the Holder agreed to acquire, this Warrant to purchase the number of shares of the Common Stock, par value $0.001 per share ("COMMON STOCK"), of the Company set forth in Section 1(a) hereof (collectively, the "WARRANT SHARES");

       NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties herein contained and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed as follows:

       1.     EXERCISE OF THE WARRANT.

              (a) NUMBER OF WARRANT SHARES OBTAINABLE; EXERCISE PRICE. The Holder shall be entitled to receive _______ Warrant Shares upon exercise in full of this Warrant and payment of the exercise price of $4.00 per Warrant Share (the "EXERCISE PRICE") during the exercise period described in Section 1(b) below. Any partial exercise of this Warrant shall be for no less than ______ Warrant Shares at a minimum aggregate Exercise Price of $_________.

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              (b)    EXERCISE BY THE HOLDER.  Upon the terms and subject to the conditions set forth herein, the Holder shall have the right, which may be exercised in whole or in part on or after the Closing Date but in no event later than the third anniversary of the date hereof (the "EXPIRATION DATE"), to receive from the Company the number of fully paid and nonassessable Warrant Shares that the Holder may at the time be entitled to receive on exercise of this Warrant; provided that such exercise does not cause a violation of any applicable law or regulation. This Warrant shall expire and be of no further force and effect on and after the Expiration Date.

                     The Holder shall effect exercises by surrendering this Warrant and the form of exercise notice in the form attached hereto as EXHIBIT A (collectively, the "EXERCISE NOTICE"), to the Company in the manner set forth in
Section 5 hereof. Each Exercise Notice shall specify the aggregate Exercise Price and the date on which such exercise is to be effected (the "EXERCISE DATE"). Subject to Section 1(c) hereof, each Exercise Notice, once given, shall be irrevocable.

              (c) DELIVERIES BY THE COMPANY. As soon as practicable following the receipt by the Company of the Exercise Notice and aggregate Exercise Price, the Company will deliver to the Holder a certificate or certificates representing the number of Warrant Shares being acquired upon the exercise of this Warrant. Such certificate or certificates shall bear any restrictive legends required by law.

              (d) CANCELLATION; INSPECTION RIGHTS. Upon exercise in full of this Warrant, the Holder shall return this Warrant to the Company, which shall cancel and dispose of it in accordance with applicable law. The Company shall keep copies of this Warrant and any notices given or received hereunder available for inspection by the Holder during normal business hours at its office.

              (e) TRANSFER RESTRICTIONS. This Warrant and the Warrant Shares issuable hereunder are subject to the restriction on transfer set forth in
Section 6 of the Purchase Agreement. In addition, this Warrant may be transferred only if such transfer is, in the opinion of the Company, in compliance with or exempt from the registration requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"). Prior to due presentment to the Company for transfer of this Warrant, the Company and any agent of the Company may treat the person in whose name this Warrant are duly registered on the records of the Company as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, and neither the Company nor any such agent shall be affected by notice to the contrary. This Warrant shall be transferable or assignable only through an appropriate entry in the records of the Company.

              (f) COVENANT OF THE HOLDER. The Holder and any subsequent transferee pursuant to the terms of this Warrant covenant not to exercise this Warrant except in compliance with the terms of this Warrant.

       2. PAYMENT OF TAXES. The Company will pay all documentary stamp taxes (if any) attributable to the issuance of Warrant Shares upon the exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares in a name other than


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that of the Holder, and the Company shall not be required to issue or deliver the certificates for Warrant Shares unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving the Warrant Shares under this Warrant.

       3. REPLACEMENT OF WARRANT. In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue in exchange and substitution for and upon cancellation of such mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such Warrant and indemnity, if requested, satisfactory to it. Applicants for a substitute Warrant also shall comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

       4. RESERVATION OF WARRANT SHARES. The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of this Warrant, the maximum number of Warrant Shares that may then be deliverable upon the exercise of this Warrant.

       5. NOTICES. All notices or other communications hereunder shall be sent to the applicable party at its address set forth in the Purchase Agreement.

       6.     MISCELLANEOUS.

              (a) This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

              (b) Nothing in this Warrant shall be construed to give to any person or entity other than the Company, the Holder and any registered holder of Warrant Shares any legal or equitable right, remedy or cause under this Warrant; but this Warrant shall be for the sole and exclusive benefit of the Company, the Holder and any other registered holder of Warrant Shares.

              (c) This Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of Ohio without regard to the principles of conflicts of law thereof.

              (d) The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

              (e) In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affecting or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.


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       IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.


                                   FULL POWER GROUP, INC.


                                   By:
                                      -----------------------------------------

                                   Name:  George N. Falsone
                                   Title:  President
















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